Exhibit 10.1

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (this “Agreement”) is made as of the                      day of                    , 19   , by and between Herbalife International, Inc., a Nevada corporation (the “Corporation”), and                      (“Indemnitee”) with reference to the following:

Indemnitee is currently serving as a director and/or officer of the Corporation or certain of its Affiliates (as hereinafter defined) and the Corporation wishes Indemnitee to continue in such capacity.  Indemnitee is willing, under circumstances as set forth below, to continue in such capacity.

In addition to the indemnification to which Indemnitee is entitled pursuant to applicable law, the By-laws of the Corporation and its Affiliates or separate contract, if applicable, and as additional consideration for Indemnitee’s service, the Corporation has, in the past, furnished at its expense directors and officers liability insurance protecting Indemnitee in connection with such service.  The Corporation has been advised by its insurance carrier, however, that the foregoing directors and officers liability insurance may not, in certain circumstances, provide for the advancement of expenses to which Indemnitee may be entitled in accordance with the indemnification provisions of applicable laws and as set forth in the By-laws of the Corporation and its Affiliates or under separate contract, if applicable.

Indemnitee has indicated that he does not regard the indemnities available under applicable law, the Corporation’s and its Affiliates’ By-laws, separate contract, if applicable, and the directors and officers liability insurance in effect as adequate to protect him against the risks associated with his service to the Corporation and its Affiliates.  Indemnitee may not be willing to continue in office in the absence of assurances that adequate indemnification is, and will continue to be, provided.

In order to induce Indemnitee to continue to serve as a director and/or officer of the Corporation and its Affiliates and in consideration for his continued service, the Corporation hereby agrees to indemnify Indemnitee as follows:

1.                                       Definitions.  As used in this Agreement:

(a)                                  The term “Affiliate” shall include any corporation, partnership, joint venture, trust or other enterprise in which Indemnitee acts as a director, officer, employee or agent at the direction of the Corporation.

(b)                                 The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses is to be provided under this Agreement.

(c)                                  The term “Expenses” includes, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification or to advances of costs and expenses pursuant to this Agreement or otherwise.  The term “Expenses” does not include the amount of judgments or fines actually levied against the Indemnitee.

2.                                       Indemnification in Third Party Actions.   The Corporation shall indemnify Indemnitee if he was or is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding, other than an action by or in the right of the Corporation or an Affiliate to procure a judgment in its favor from such Indemnitee, by reason of the fact that he is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate, against Expenses, judgments and/or fines actually incurred by him in connection with the investigation, defense or appeal of such Proceeding if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, the Indemnitee did not have reasonable cause to believe that his conduct was unlawful.  To the fullest extent permitted by applicable law, Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of Nevada or other applicable jurisdictions, for indemnification pursuant to this paragraph, unless and until a court of competent jurisdiction, after all appeals, finally determines to the contrary, and the Corporation shall bear the burden of proof of establishing by clear and convincing evidence that Indemnitee failed to meet such standards of conduct.  In any event, the Indemnitee shall be entitled to indemnification from the Corporation to the fullest extent permitted by applicable law, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of officers and directors allowable under such laws.

3.                                       Indemnification in Proceedings By or In the Name of the Corporation or an Affiliate.  The Corporation shall indemnify Indemnitee if he was or is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Corporation or an Affiliate to procure a judgment in its favor from such Indemnitee by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate, against Expenses actually incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.  To the fullest extent permitted by applicable law, Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of Nevada or other applicable jurisdictions, for indemnification pursuant to this paragraph, unless and until a court of competent jurisdiction, following all appeals, finally determines to the contrary, and the Corporation shall bear the burden of proof of establishing by clear and convincing evidence that Indemnitee failed to meet such standards of conduct.  In addition, the Corporation shall indemnify the Indemnitee in a Proceeding by or on behalf of the Corporation or an Affiliate against judgments in favor of the Corporation or the Affiliate, against amounts paid by the Indemnitee in settlement to the Corporation or an Affiliate, and against any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or an Affiliate, in the event and to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the Proceeding, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.  In any event, the Indemnitee shall be entitled to indemnification from the Corporation to the fullest extent permitted by applicable law, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of officers and directors allowable under such laws.

4.                                       Conclusive Presumption Regarding Standards of Conduct.  The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of Nevada or other applicable jurisdictions, for indemnification pursuant to this Agreement, unless, as soon as is reasonably practicable following notice from the Indemnitee pursuant to Section 7(a) below, a determination is made that the Indemnitee has not met such standards (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding in respect of which a claim is made under this Agreement, (ii) by the stockholders of the Corporation, or (iii) if a majority of a quorum consisting of directors who were not parties to the Proceeding so orders or if such a quorum cannot be obtained, then by independent legal counsel in a written opinion.

5.                                       Advance of Expenses.  Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Corporation promptly as incurred and in advance of any final disposition of such Proceeding.  To the extent required under the laws of Nevada or other applicable jurisdictions, Indemnitee hereby agrees and undertakes to repay such advanced amounts if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise.

6.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claims, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Corporation shall indemnify the Indemnitee against all Expenses incurred in connection therewith to the fullest extent permitted by the laws of Nevada or other applicable jurisdictions, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of directors and officers allowable under such laws.

7.                                       Indemnification Procedure; Determination of Right to Indemnification.

(a)                                  Indemnitee shall notify the Corporation in writing as soon as reasonably practicable of any claim made against him for which indemnification will or could be sought under the Corporation’s or an Affiliate’s By-laws, this Agreement or otherwise.  The omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee otherwise under this Agreement except to the extent the Corporation has been prejudiced by the failure to so notify the Corporation. Notice to the Corporation shall be directed to Herbalife International, Inc., 9800 La Cienega Boulevard, Inglewood, California 90301, attention:  Mark Hughes, Chairman of the Board, Chief Executive Officer and President.  Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee’s power.

(b)                                 If a claim for indemnification or advances under this Agreement is not paid by the Corporation within 30 days of receipt of written notice, the rights provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction.  The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Corporation.  Neither the failure of the directors or stockholders of the Corporation or its independent legal counsel to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors or stockholders of the Corporation or independent legal counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to the action, affect the burden of proof, or create a presumption that the Indemnitee has not met the applicable standard of conduct; rather, it is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification or advances, the question of Indemnitee’s right to indemnification or advances shall be for the court to decide in accordance with the foregoing.

(c)                                  The Indemnitee’s Expenses incurred in connection with any Proceeding concerning his right to indemnification or advances in whole or in part pursuant to this Agreement or otherwise shall also be indemnified by the Corporation regardless of the outcome of such a Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.

8.                                       Choice of Indemnitee’s Counsel in Indemnification Proceedings.  With respect to any Proceeding for which indemnification is requested, Indemnitee shall have the right to select and employ his own counsel in his sole and absolute discretion, and the Corporation shall advance the actual fees and expenses of such counsel in accordance with the terms of this Agreement.

9.                                       Rights Not Exclusive.  Nothing herein shall be deemed to diminish or otherwise restrict Indemnitee’s right to indemnification under any provision of the By-laws of the Corporation or any Affiliate, separate contract (if applicable), or the laws of Nevada or other applicable jurisdictions, including, without limitation, any amendments to such laws subsequent to the date of this Agreement that increase the protection of officers and directors allowable under such laws.

10.           Successors, Assigns, etc.  This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, without limitation, any entity which may acquire all or substantially all of the Corporation’s assets and business and any corporation with which the Corporation may be merged, and Indemnitee, his heirs, executors, administrators and legal representatives.

11.                                 No Waiver of Rights.  All waivers hereunder must be made in writing and failure by either party hereto at any time to require the other party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

12.                                 Severability.  The parties hereto expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof.  If any paragraph, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, then (i) such paragraphs, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the parties hereto in each such jurisdiction, (ii) to the fullest extent permitted under applicable law, there shall be automatically added to this Agreement a provision or provisions as similar to such invalid, illegal or unenforceable provision or provisions, both in terms and in effect, as may be possible and be valid, legal and enforceable, (iii) the Corporation shall indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and (iv) this Agreement as a whole shall be unaffected elsewhere.

13.                                 Continuation of Indemnification.  The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director and/or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

14.                                 Coverage of Indemnification.  The indemnification under this Agreement shall cover Indemnitee’s service as a director and/or officer and all of his acts in such capacity, whether prior to or on or after the date of this Agreement.

15.                                  Amendments.  No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought.  The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Corporation’s or its Affiliates’ By-laws, Articles of Incorporation, charter documents, other agreements, including without limitation directors and officers insurance policies, or the laws of the State of Nevada or other applicable jurisdictions.

16.                                 Duplicate Copies.  This Agreement may be executed in duplicate copies and each duplicate copy shall constitute an original instrument, but all such separate duplicate copies shall constitute only one and the same instrument.

17.                                 Law to Govern.  Notwithstanding the fact that Indemnitee’s right to indemnification may be governed by the laws of the state of Nevada or other applicable law, the validity, construction and enforceability of this Agreement shall be governed by the law of California, regardless of whether either of the parties shall not be or hereafter becomes a resident of another state or country, except as to any matters which are required to be governed by laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“CORPORATION”

HERBALIFE INTERNATIONAL, INC.,
a Nevada corporation

By:

Name:

Title:

By:

Name:

Title:

“INDEMNITEE”

By:

Name:

Title: